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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 1997 appearing on page 11 of the annual report to shareholders of KS Bancorp and subsidiary for the year ended December 31, 1996, which is incorporated by reference in the annual report on Form 10-K of the Company for the year ended December 31, 1996.



                                /s/ McGladrey & Pullen, LLP
                               ----------------------------------



Raleigh, NC
February 5, 1998